PAGE


                                                             June 30, 1997



Selective Insurance Company of America
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890-1000

     Re:   Loan Facility

Ladies and Gentlemen:

     Summit Bank (the "Bank") is pleased to make available to Selective Insurance Company of America, a corporation organized under the laws of New Jersey (the "Company") and Selective Insurance Group, Inc., a corpor-ation organized under the laws of New Jersey (the "Parent") (collectively, the Company and the Parent are hereinafter referred to as the "Borrower") an aggregate $25,000,000 revolving line of credit (the "Revolving Line of Credit") on the following terms and conditions:

     1. Term. The Revolving Line of Credit shall commence on the date hereof and expire on June 30, 1997 (the "Revolving Maturity Date"), unless extended by mutual agreement.

     2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, and upon request by either Borrower, the Bank agrees to make revolving loans to such Borrower provided for herein (each, a "Revolving Loan") not to exceed $25,000,000 in aggregate of all outstanding Revolving Loans to both Borrowers at any time and provided further that no more than $20,000,000 of Revolving Loans shall be outstanding to the Parent at any time.

     3. Evidence of Indebtedness. All Revolving Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A1 as to the Company and A2 as to the Parent (each a "Note"). Each Borrower hereby authorizes the Bank to record each Revolving Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall be conclusive and binding.

     4. Interest Rate. Principal on each outstanding Revolving Loan shall bear interest as selected by the applicable Borrower at a floating rate equal to the Adjusted Libor Rate plus 28 basis points per annum. Revolving Loans may be made for interest periods of 1 or 3 months, the foregoing interest periods shall be acceptable to the Bank and adjusted for month-end, weekend and holiday periods. An interest period shall commence on the first day of each month and end one (1) or three (3) months thereafter as selected by the Borrower. All borrowings hereunder during each interest period shall be at the Adjusted Libor Rate as determined at the beginning of the Interest Period, plus 28 basis points. Interest on each Revolving Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest shall be payable monthly in arrears on the first day of each month. All accrued and unpaid interest on all Revolving Loans shall be due and payable on the same day when principal is payable, whether upon acceleration following an Event of Default as defined herein or on the Revolving Maturity Date. Revolving Loans may be prepaid without penalty. Revolving Loans which are repaid may be reborrowed subject to the terms hereof.

     5. Special Provisions Relating to Libor Rate Loans. All Adjusted Libor Rates shall be adjusted to reflect deposit requirements, reserves, capital, taxes and other charges assessed against the Bank in connection with the Bank's offering such a pricing option and the Borrower agrees to pay to the Bank upon demand any increase in cost or reduction in the rate of return

PAGE

realized by the Bank as a result of imposition of any of the foregoing which is not reflected in adjustments to the Adjusted Libor Rate. As of the date hereof, the Bank is not aware of any adjustments for the foregoing items which would be required to be made to the Adjusted Libor rates quoted by the Bank hereunder, and the Bank will endeavor to give prior notice to the Borrowers before making any adjustment as permitted by this paragraph, provided however, that failure in good faith by the Bank to give such notice shall not affect the Bank's rights to make any adjustment or the obligation of the Borrowers to make any payments to reflect such adjustment as provided herein. In the event that (a) the Bank is unable to offer an Adjusted Libor Rate, (b) it is unlawful or impractical for the Bank to offer such a rate, or (c) the Adjusted Libor Rate does not reflect the cost to the Bank of offering such rate, then in any such event the Bank shall have no further obligation to quote Adjusted Libor Rates until such event ceases to be in effect, and in the event that the making or continuing of any Revolving Loan with interest based on Adjusted Libor Rate by the Bank is unlawful, the interest rate on all such Revolving Loans shall be converted to a per annum interest rate equal to the Bank's Prime Rate in effect from time to time (a "Prime Rate Loan"), with interest payable on the first day of each month. the Borrower shall give to the Bank no less than 3 days' prior notice of its request for the Bank to make, or continue any maturing, Revolving Loan with interest based on Adjusted Libor Rate and in the event that the Bank does not receive adequate prior notice as to any maturing Revolving Loan with interestbased on Adjusted Libor Rate, the Bank may roll over or continue any such Revolving Loan as a Prime Rate Loan or a loan of similar type and interest period as the maturing Revolving Loan at the then prevailing Adjusted Libor Rate plus 28 basis points, as the case may be.

     6. Commitment Fee. For the period from the date hereof through the Revolving Maturity Date, the Borrower will pay to the Bank a commitment fee equal to $30,000.00 per annum on the amount of the Revolving Line of Credit which shall be payable quarterly in arrears commencing on June 30, 1997 and on any date on which the commitment hereunder is terminated by the Borrower.

     7. Payments. Each Borrower shall pay interest and principal on the amount of the Revolving Loans which it borrows hereunder as provided herein and on the Revolving Maturity Date all unpaid Revolving Loans, together with accrued and unpaid interest, shall be paid in full by such Borrower. All payments of principal and interest shall be made in immediately avail-able of United States dollars at the main office of the Bank without setoff or deduction. The Borrowers and the Bank acknowledge and agree that the obligations of the Borrowers hereunder are not joint and several, and each Borrower is responsible solely for payment and performance of those obligations required to be performed by such Borrower hereunder or in connection with Loans made to such Borrower hereunder.

     8. Covenants. Until all Obligations have been paid in full, each of the Borrowers covenants and agrees:

     a) To, and to ensure that each of its Subsidiaries will, (i) duly observe and comply with all applicable laws, including without limitation, those pertaining to environmental matters and the release or threat of release of hazardous substances, and pension and retirement plans, and pay all taxes and governmental charges prior to the time they become delinquent other than those taxes and charges which are being contested in good faith by appropriate proceedings as long as adequate book reserves required to be maintained in accordance with generally accepted accounting principles or statutory accounting principles have been established and maintained, provided, however, that no reserves shall be required to be maintained by the borrowers in connection with any amount payable in connection with the Retaliatory Tax, as hereinafter defined, and so long as the title of the Borrowers or the Subsidiary, as the case may be, to, and its rights to use, the affected property is not materially adversely affected thereby, (ii) maintain in full force and effect all

PAGE

licenses and permits necessary in any material respect for the proper conduct of its business, (iii) keep its properties and assets in good repair and insured in such amounts as is customary in the industry and as the Bank may require, (iv) remain engaged substantially in the business in which it is currently engaged and not engage in any merger or consolidation, except that any Subsidiary may merge or consolidate with any Subsidiary or with either Borrower so long s such Borrower is the surviving entity, or sell substantially all of its assets, or acquire substantially all of the assets of any other party unless at the time of such acquisition and after giving effect thereto no Event of Default will have occurred hereunder, and if such acquisition relates to a business unrelated to the business in which the Borrower or such Subsidiary shall have obtained the prior written consent of the Bank, (v) ensure that the Company maintains a rating of no less favorable than A- or its equivalent from the A.M. Best Company rating agency and promptly notify the Bank of any change in any rating given by A.M. Best Company and (vi) comply with all terms and provisions of all documents evidencing or securing any Obligations or any Indebtedness other than to the bank, including under any credit facility with Summit Bank, and immediately notify the Bank of any default or event of default with respect to such Obligations or Indebtedness;

     b) To permit the Bank to visit and inspect the properties of the Borrower and make copies or abstracts from the Borrower's books and records;

     c) To pay all fees, costs and expenses incurred or paid by the Bank in connection with the enforcement of the Borrower's obligations to pay any amounts payable under this letter agreement and Note or any other documents executed in connection therewith;

     d) Until the Maturity Date, to submit to the Bank: (i) within 45 days of the end of each fiscal quarter of the Borrowers, consolidated financial statements of the Parent prepared by management, including balance sheet and income statement, together with financial statements of each subsidiary of the Parent as required by applicable law together with a certificate of compliance executed by an authorized officer of the Borrower in a form acceptable to the bank showing a calculation of the financial covenants described herein, (ii) within 90 days of the end of each fiscal year of the Borrowers, annual consolidated financial state-ments of the Parent audited by a certified public accountant acceptable to the Bank, which, unless otherwise notified by the Bank shall include any of the so called "big 6" certified public accountant firms, and (iii) such other financial statements and information as to either Borrower as the Bank may reasonably request from time to time; and

     e) To execute and deliver such additional instruments and take further action as the Bank may reasonably request to effect the purpose of this letter agreement and the Revolving Loans.

     The Bank acknowledges that the Borrowers are currently contesting payment of certain so called "Retaliatory Tax" impositions by the Commonwealth of Pennsylvania in the amounts and for the years described on Exhibit B attached hereto (such amounts, the "Retaliatory Tax". In connection therewith, the Borrowers represent to the Bank that (i) the Borrowers reasonably believe that they will prevail in this contest, (ii) in the event that such contest is determined in a manner adverse to the Borrower, such event will not have a material impact on the ability of the Borrowers to pay and perform their obligations hereunder or their financial condition and (iii)) in the event that the Commonwealth of Pennsylvania

PAGE

commences any action to foreclose on any lien on any property of either of the Borrowers arising in its favor with respect to any Retaliatory Tax amount, the Borrowers will either pay such amount or pay all Revolving Loans and other amounts payable to the Bank hereunder,

     f) Comply with the covenants set forth on the Addendum - Schedule B annexed hereto with all references therein:

         (i)   to Company being deemed references to Parent.

         (ii) to Notes being deemed references to the Notes to be delivered to Bank hereunder.

     All capitalized terms used in said Addendum shall have the meaning ascribed to such terms in the $54,000,000.00, 8.77%, Senior Notes dated August 1, 1998 issued by the Parent, as originally issued, and as may be modified thereafter with the consent of Bank.

     g) The Company and Parent shall pay all costs and expenses incurred by Bank, including reasonable attorneys fees, in connection with the preparation and execution of this Letter Agreement, the Notes and the other documents and agreements to be executed and delivered by Company and Parent hereunder.

     h) The proceeds of the loans hereunder to the Company shall be used solely for working capital. The proceeds of the loans hereunder to Parent may be used to purchase capital stock of Parent, for bridge financing for acquisition of other insurance companies; for arbitrage activity for a period of no greater than 90 days; or for other general corporate purposes.

     i) The parent shall maintain a ratio of Indebtedness to Capital of not more than .3 to 1.0 at all times.

     9. Representations and Warranties. Each Borrower represents and warrants that:

     a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its property and conduct its business as is now conducted, is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification;

     b) The execution, delivery and performance of this letter agreement, the Note and any related documents (i) are, and will be, within its corporate power and authority, (ii) have been authorized by all necessary corporate proceedings, (iii) do not, and will not, require any consents or approvals other than those which have already been received, (iv) will not contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, and (v) will not constitute a default under any other agreement, order or under-taking binding on the Borrower;

     c) This Letter Agreement, the Note and related documents constitute the legal, valid, binding and enforceable obligations of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws

PAGE

affecting the enforcement of creditors' rights generally and by general equitable principles;

     d) All financial statements previously furnished to the Bank by it were prepared in accordance with generally accepted accounting principles and statutory accounting principles and present fairly and completely the financial position of the Borrower. Since the date of such statements, there has been no material, adverse change in the assets, liabilities, financial condition or business of the Borrower other than in the ordinary course of business; and

     e) Other than with respect to insurance subrogation claims and loss claims which would not materially and adversely affect the ability of either Borrower to pay or perform its obligations to the Bank hereunder and under any related document, there is no litigation, arbitration, proceeding or investigation pending, or to the best of such Borrower's knowledge threatened, against either Borrower except those previously disclosed by such Borrower to the Bank in writing.

     f) It is not in default under any Indebtedness nor has any person notified that it is in default under any such Indebtedness.

     g) It holds all licenses, permits and approval required for the conduct of its business.

     Each request for a loan hereunder shall be deemed an affirmation by Borrower that the representations and warranties contained herein are true and accurate as of the date of such request and that as of said date no Event of Default exists hereunder nor does any event exists which with the giving of notice or passage of time or both would become an Event of Default.

     10. Events of Default. It will be an Event of Default hereunder and under the Note if any of the following events occurs:

     a) either Borrower fails to pay when due any amount of principal, interest or fees payable hereunder or under the Note; or

     b) either Borrower fails to perform any terms, covenant or agreement contained in this letter agreement, the Note or any other agreement or document executed in connection with this letter agreement; or

     c) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of either Borrower as determined by the Bank acting in good faith; or

     d) any representation or warranty of either Borrower made in this letter agreement, the Note or any other document executed in connection with this letter agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     e)  either Borrower fails to pay or perform (i) any Obligation or
(ii) any obligation to any other party with respect to any Indebtedness, including, in any event the occurrence of a default or event of default under any credit facility of either Borrower with State Street Bank and Trust Company or its successors or assigns continuing beyond any applicable grace period; or

PAGE

     f) either Borrower (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors,
(v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, or (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or

     g) a proceeding or case shall be commenced, without the application or consent of either Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law provid-ing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or action under the laws of the jurisdiction of incorporation or organization of the Borrower or similar to any of the foregoing shall be taken with respect to the Borrower and shall continue unstayed and in effect for any period of 30 days; or

     h) a final judgment or final order for the payment of money is entered against either Borrower by any court, or an execution or similar process is issued or levied against property of the Borrower, that in the aggregate exceeds $2,000,000, not including any judgment or order arising in connection with the Retaliatory Tax, as defined herein, in value and which is not fully covered by insurance, other than any applicable deductible, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

     i) The Parent ceases to own 100% of the issued and outstanding shares of the Company in the aggregate at any time.

     11. Remedies. Upon the occurrence of an Event of Default described in subsections 10(f) and (g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter at the Bank's option and upon the Bank's declaration:

     (a)  The Revolving Line of Credit shall terminate;

     (b) the unpaid principal amount of the Revolving Loans together with accrued interest shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, together with any prepayment penalties as provided herein, if applicable; and

     (c) the Bank may exercise any and all rights it has under this Agreement and the Note and any other document executed in connection herewith, and proceed to protect and enforce the Bank's rights against either or both Borrowers by any action at law, in equity or other appropriate proceeding including appointment of a receiver for the proper-ties or assets of either Borrower.

PAGE

     12. Notices. All notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by facsimile or when delivered to overnight courier. Notice to either Borrower shall be deemed to constitute notice to the Borrower. Notices to the Bank shall be given to Summit Bank, 750 Walnut Street, Cranford, New Jersey 07016, ATTN: Richard Neale, Vice President, and notice to the Borrower shall be deemed to have been given if given at the address stated at the beginning of this letter agreement,
Attention:  Gregory Murphy, Senior Vice President and Chief Financial
Officer.

     13. Miscellaneous. No waivers shall be effective unless in writing. All amendments hereto must be in writing signed by all parties hereto.
Any amounts owing from the Bank to either Borrower may be set off against Obligations due and owing of such Borrower to the Bank. This letter and the Note shall be governed by the laws of the State of New Jersey.
Neither Borrower may assign or transfer or participate any of its rights hereunder or under the Note without the prior written consent of the Bank. The Bank may participate or assign its rights hereunder, including as collateral to any Federal Reserve Bank, without the prior consent of either Borrower.

     14. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

     "Adjusted Libor Rate" shall mean the rate per annum quoted by the Bank as its applicable rate of interest offered to the Bank by first class banks for United States dollar deposits in the London interbank market in which the Bank participates on the day of determination for the amount and the interest period requested by the Borrower. The Bank expects that the "Adjusted Libor Rate" as used herein shall be substantially similar to the Libor Rate as quoted by The Wall Street Journal from time to time for the applicable period, although the Bank makes no representation that such rates will at all times be substantially similar interest rates.

     "Capital" means the total Stockholders Equity determined in accordance with GAAP.

     "GAAP" means generally accepted accounting principles in effect from time to time.

     "Indebtedness" shall mean all obligations for borrowed money and other extensions of credit to the Borrower, secured or unsecured, absolute or contingent, whether or not evidenced by a note, bond or other instrument, all guarantees, all obligations reflecting the deferred purchase price of property or other accounts payable, and all obligations of the borrower secured by a mortgage, lien, pledge or other security interest, together with any interest, charges and fees payable on any of the foregoing.

     "Obligations" means any and all obligations of either Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     "Prime Rate" shall mean the rate of interest per annum announced from time to time by Summit Bank as its prime rate.

PAGE


     If the foregoing satisfactorily sets forth the terms and conditions of this credit facility, please execute and return the enclosed copy of this, letter agreement, the Note and such other documents and agreements as the Bank may request each of which when received will be considered to be an agreement executed under seal to be governed by the laws of The State of New Jersey effective when received by the Bank.

     EACH BORROWER WAIVES TRIAL BY JURY IN ALL ACTIONS AND PROCEEDINGS UNDER OR RELATING TO THIS LETTER AGREEMENT AND THE NOTE AND OTHER
DOCUMENTS RELATING HERETO.

                                                   Sincerely,

                                                   SUMMIT BANK



                                             By: /s/Richard P. Neale
                                                 ----------------------
                                                 Name: Richard P. Neale
                                                 Title:Vice President

Acknowledged and accepted:

SELECTIVE INSURANCE COMPANY OF AMERICA


By:/s/ Gregory E. Murphy
   ---------------------------
   Title:President and Chief
         Operating Officer

By:/s/ Robert P. Rank
   ---------------------------
   Title:Senior Vice President
         and Chief Investment
         Officer

SELECTIVE INSURANCE GROUP, INC.


By:/s/ Gregory E. Murphy
   ---------------------------
   Title:President and Chief
         Operating Officer

By:/s/ Robert P. Rank
   ---------------------------
   Title:Senior Vice President
         and Chief Investment
         Officer


DATE:6/30/97
     --------

PAGE

                             Exhibit A1


                        REVOLVING CREDIT MASTER
                            PROMISSORY NOTE
$20,000,000.00                                        Cranford, New Jersey
                                                              June 30,1997

     FOR VALUE RECEIVED, the undersigned SELECTIVE INSURANCE GROUP, INC. (the "Borrower") promises to pay to the order of SUMMIT BANK (herein called "Bank") at 750 Walnut Street, Cranford, NJ 07016, such sum up to Twenty Million and 00/100 Dollars ($20,000,000.00), together with interest as hereinafter provided, as may be outstanding on loans by Bank to Borrower under a letter agreement referred to below. The principal amount owing hereunder shall be paid to the Bank on June 30,1997 (the "Maturity Date") or as may otherwise be provided for in the letter agreement.
     Interest on portions of the daily unpaid principal amount from time to time outstanding hereunder shall be payable monthly on the first day of each month during the term hereof and on the Maturity Date, at a fluctuat-ing interest rate per annum of the Adjusted Libor Rate plus twenty-eight
28) basis points if, in accordance with the terms of the Loan Agreement, interest on such portion is calculated based on the Adjusted Libor Rate.
     This Note is issued in accordance with that certain letter agreement of even date herewith between Borrower, Selective Insurance Company of America and Bank (the "Letter Agreement"). Any capitalized term used herein without definition shall have the definition contained in the Loan Agreement. All the terms and conditions of the Letter Agreement are incorporated herein as though fully set forth and the Borrower acknowledges the reading and execution of said Letter Agreement.
     In addition to all remedies provided by law upon default on payment of this Note or any installment hereof, or upon an Event of Default under the terms of the Letter Agreement or of any obligation heretofore or hereafter incurred by the Borrower to Bank, Bank may, at its option:
     (1) Declare this note and all other loans and Obligations owing Bank from the Borrower to be forthwith due and payable;
     (2) Collect interest on the principal balance owing hereon at a rate of two (2%) in excess of the rate provided for above, and if this Note is referred to an attorney for collection, collect reasonable attorneys' fees;
     (3) Set off the amount owing hereunder against any money owed by Bank in any capacity to the Borrower, whether due or not, and Bank shall be deemed to have exercised such right of set off, and to have made a charge against any such money immediately upon the occurrence of any default, even though the actual book entries may be made at some time subsequent thereto; and
     (4) Exercise any and all remedies provided for in the Letter Agreement or otherwise available by applicable law.
     Bank shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver by Bank of its rights or remedies hereunder shall be valid against Bank



PAGE



unless in writing, signed by a duly authorized officer of Bank, and then only to the extent therein set forth. The waiver by Bank of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which it would otherwise have had on any future occasion.
     If any payment required hereunder is not paid within 15 days of the date due, the Borrower shall pay to Bank a late fee of 5% of the past due amount.
     The Borrower shall have the right to make prepayment of this Note, in whole or in part, without premium or penalty. The Borrower hereby waives presentment for payment, protest and notice of protest for non-payment of this Note.

     BORROWER WAIVES TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS NOTE AND THE LOANS EVIDENCED HEREBY.

                                            SELECTIVE INSURANCE GROUP, INC.



                                            By:/s/ Gregory E. Murphy
                                                --------------------------
                                               name: Gregory E. Murphy
                                               title:President and Chief
                                                     Operating Officer


                                            By:/s/ Robert P. Rank
                                               --------------------------
                                               name: Robert P. Rank
                                               title:Senior Vice President
                                                     and Chief Investment
                                                     Officer







PAGE

                                Exhibit A2

                           REVOLVING CREDIT MASTER
                              PROMISSORY NOTE
$25,000,000.00
                                                       Cranford, New Jersey


                                                             June 30,1997

FOR VALUE RECEIVED, the undersigned SELECTIVE INSURANCE COMPANY OF AMERICA (the "Borrower") promises to pay to the order of SUMMIT BANK (herein called "Bank") at 750 Walnut Street, Cranford, NJ 07016, such sum up to Twenty-Five Million and 00/100 Dollars ($25,000,000.00), together with interest as hereinafter provided, as may be outstanding on loans by Bank to Borrower under a letter agreement referred to below. The principal amount owing hereunder shall be paid to the Bank on June 30,1997 (the "Maturity Date") or as may otherwise be provided for in the letter agreement. Interest on portions of the daily unpaid principal amount from time to time outstanding hereunder shall be payable monthly on the first day of each month during the term hereof and on the Maturity Date, at a fluctuating interest rate per annum of the Adjusted Libor Rate plus twenty-eight (28) basis points if, in accordance with the terms of the Letter Agreement, interest on such portion is calculated based on the Adjusted Libor Rate.
    This Note is issued in accordance with that certain letter agreement of even date herewith between Borrower, Selective Insurance Group, Inc.
and Bank (the "Letter Agreement"). Any capitalized term used herein without definition shall have the definition contained in the Loan Agree-ment. All the terms and conditions of the Letter Agreement are incorp-orated herein as though fully set forth and the Borrower acknowledges the reading and execution of said Letter Agreement.
     In addition to all remedies provided by law upon default on payment of this Note or any installment hereof, or upon an Event of Default under the terms of the Letter Agreement or of any Obligation heretofore or hereafter incurred by the Borrower to Bank, Bank may, at its option:
     (1) Declare this note and all other loans and Obligations owing Bank from the Borrower to be forthwith due and payable;
     (2) Collect interest on the principal balance owing hereon at a rate of two (2%) in excess of the rate provided for above, and if this Note is referred to an attorney for collection, collect reasonable attorneys' fees;
     (3) Set off the amount owing hereunder against any money owed by Bank in any capacity to the Borrower, whether due or not, and Bank shall be deemed to have exercised such right of set off, and to have made a charge against any such money immediately upon the occurrence of any default, even though the actual book entries may be made at some time subsequent thereto; and
     (4) Exercise any and all remedies provided for in the Letter Agree-ment or otherwise available by applicable law. Bank shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver by Bank of its rights or remedies hereunder shall be valid against Bank





PAGE



unless in writing, signed by a duly authorized officer of Bank, and then only to the extent therein set forth. The waiver by Bank of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which it would otherwise have had on any future occasion.
     If any payment required hereunder is not paid within 15 days of the date due, the Borrower shall pay to Bank a late fee of 5% of the past due amount.
     The Borrower shall have the right to make prepayment of this Note, in whole or in part, without premium or penalty. The Borrower hereby waives presentment for payment, protest and notice of protest for non-pay-ment of this Note.
     BORROWER WAIVES TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS NOTE AND THE LOANS EVIDENCED HEREBY.


                                         SELECTIVE INSURANCE COMPANY OF
                                                    AMERICA

                                      By:/s/Gregory E. Murphy
                                         -------------------------------
                                         name: Gregory E. Murphy
                                         title:President and Chief
                                               Operating Officer

                                      By:/s/ Robert P. Rank
                                         -------------------------------
                                         name: Robert P. Rank
                                         title:Senior Vice President
                                               and Chief Investment
                                               Officer







PAGE




                                 EXHIBIT B
                                 ---------
                           Retaliatory Tax Detail


The Pennsylvania Department of Revenue has notified Selective Way
Insurance Company ("Selective Way") and Selective Insurance Company of America ("Selective"), Subsidiaries, of the following Retaliatory Tax impositions on Selective Way and Selective, as applicable, for the following years, which tax impositions are currently being contested:

Year                      Company                      Amount

1991                      Selective                    $ 868,230
                          Selective Way                   10,687

1990                      Selective                    1,508,362

1989                      Selective                      507,562

1988                      Selective                      386,496

1987                      Selective                      343,981

1986                      Selective                      223,452

1984                      Selective                        6,229
                                                       ---------

                                                      $3,854,999


PAGE


                                                       as of June 30, 1997

Selective Insurance Company of America
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890-1000

Re:  Letter Loan Agreement dated June 30, 1997 (the "Loan Agreement")

Gentlemen:

     This is to confirm our approval of your request for an extension through May 31, 1998 of the expiration date of the $25,000,000.00
Revolving Line of Credit provided for in the Loan Agreement. Accordingly, we have agreed to modify the defintion of Revolving Maturity Date to provide that May 31, 1998 is the Revolving Maturity Date.

     Our approval shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents.

     Capitalized terms not defined herein but defined in the Loan Agree-ment shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this letter agreement has been authorized by all required corporate action, that this letter agreement constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms, that no Event of Default exists and that no material adverse change of the Borrower has occurred.

     Except as herein set forth, the Loan Agreement and all other Loan Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below, along with the enclosed Allonges, where so indicated below.

                         Summit Bank


                         By: /S/ Richard P. Neale
                              ----------------------------
                              Name:  Richard P. Neale
                              Title: Vice President

Agreed to:

Selective Insurance Company of America

By: /s/Gregory E. Murphy
     ---------------------
     Name: Gregory E. Murphy
     Title:President and Chief
           Operating Officer


By: /s/Robert P. Rank
     ---------------------
     Name: Robert P. Rank
     Title:Senior Vice President
           and Chief Investment Officer



Selective Insurance Group, Inc.


By: /s/Gregory E. Murphy
     ---------------------
     Name: Gregory E. Murphy
     Title:President and Chief
           Operating Officer

By:   /s/Robert P. Rank
     ---------------------
     Name: Robert P. Rank
     Title:Senior Vice President
           and Chief Investment Officer